Exhibit 10.1

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, dated as of January 29, 2008 (this “Agreement”), among NuCO2 Acquisition Corp., a Delaware corporation (“Parent”), NuCO2, Inc., a Florida corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, Parent, NuCO2 Merger Co., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company propose to simultaneously herewith enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company;

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of that number of shares of Company Common Stock set forth next to such Stockholder’s name on Schedule A to this Agreement (subject to adjustment as contemplated herein, the “Owned Shares”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent has requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Representations, Warranties and Covenants of the Stockholders.  Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as of the date hereof as follows:

(a)           Authority.  The Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder.

(b)           Execution; Delivery.  The Stockholder has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.  No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under the Exchange Act as may be required to be filed by the Stockholder in connection with this Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings by the Stockholder the failure of which to be obtained or made would not have an adverse effect on the Stockholder’s ability to timely perform its obligations hereunder.

(c)           The Owned Shares.  As of the date hereof, the Stockholder is the record or beneficial owner of the Owned Shares set forth next to such Stockholder’s name on Schedule A, free and clear of (i) any Encumbrances (other than the Merger Agreement and this Agreement) and (ii) any restrictions whatsoever with respect to the ownership, transfer or voting of the Owned Shares that would, individually or in the aggregate, reasonably be expected to impair the ability of the Stockholder to timely perform its obligations under this Agreement or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, subject to applicable federal or state securities Laws.  None of such Owned Shares are subject to any voting trust or other voting agreement, except as contemplated by this Agreement.  Except for the Owned Shares and for stock options disclosed in the Company Disclosure Letter, on the date hereof, the Stockholder does not own beneficially or of record any common stock or other voting securities of the Company and does not, directly or indirectly, own or have any option, warrant or other right to acquire any common stock or other securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote under the Company’s articles of incorporation, applicable Law or otherwise.

(d)           No Conflicts.  Except for required filings by the Stockholder under the Exchange Act (which the Stockholder agrees to make as and to the extent required by the Exchange Act), to the extent applicable, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination or acceleration under, (i) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of its Owned Shares is bound or (ii) any Law or Order applicable to the Stockholder, except for any such violation, breach, default or right of termination or acceleration that does not impair or materially delay the Stockholder’s ability to perform its obligations hereunder.

Section 2.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholder as follows:

(a)           Authority.  Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent.

(b)           Execution; Delivery.  Parent has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity.  No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than as set forth in the Merger Agreement.

(c)           No Conflicts.  Subject to compliance by Parent with the regulatory filings set forth in the Merger Agreement, neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination or acceleration under, (i) Parent’s certificate of incorporation or similar constituent documents, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement or instrument to which Parent is a party or by which Parent is bound, or (iii) any Law or Order applicable to Parent; except, in the case of clauses (ii) and (iii) above, for any such violation, breach, default or right of termination or acceleration that does not impair or materially delay the Parent’s ability to perform its obligations hereunder.

Section 3.  Restrictions on Owned Shares.

(a)           Agreement to Vote.  Each Stockholder severally (and not jointly) agrees that, during the term of this Agreement, at any duly called meeting of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) all of its Owned Shares (i) in favor of the Merger, the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof and (ii) against the adoption of any Acquisition Proposal.  The foregoing provision shall also apply to the extent appropriate in the event of stockholder action by written consent to the extent permitted in the Company’s articles of incorporation.  Concurrently with this Agreement, each Stockholder has duly executed and delivered an irrevocable proxy in the form attached as Exhibit A hereto (the “Irrevocable Proxy”) appointing Parent and any of its authorized Representatives during the term of this Agreement as such Stockholder’s proxy with the power to vote, at any duly called meeting of stockholders of the Company, or in any other circumstance upon which the vote or other approval of holders of Company Common Stock is sought, all of such Stockholder’s Owned Shares:  (i) in favor of the Merger, the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof and (ii) against the adoption of any Acquisition Proposal.  It is agreed that Parent and any of its authorized Representatives shall use the irrevocable proxy granted hereby only in accordance with applicable Law.  In addition to the other covenants and agreements of such Stockholder provided for elsewhere in this Agreement, from the execution of this Agreement until the first to occur of the Effective Time or the Termination Date, none of the Stockholders shall enter into any agreement, arrangement or understanding with any person or entity to refrain from taking any of the actions described in clause (i) or (ii) of the foregoing sentence, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 3, in any case without the prior written consent of Parent.

(b)           No Transfers.  Other than pursuant to this Agreement or as contemplated by the Merger Agreement, the Stockholder shall not: (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or instrument with respect to or consent to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (collectively, “Transfer”) any of its Owned Shares to any third party, unless such person to which such Owned Shares are Transferred executes a counterpart of this Agreement and agrees to hold such Owned Shares subject to all of the terms and provisions of this Agreement; (ii) deposit any of its Owned Shares into a voting trust; (iii) grant any proxies or powers of attorney or enter into a voting agreement with respect to any of its Owned Shares; or (iv) enter into any other agreement or instrument with respect to the voting of any of its Owned Shares.  This Section 3(b) shall terminate upon a termination of this Agreement or the Merger Agreement.

(c)           The parties acknowledge that this Agreement does not prohibit any Stockholder, after the termination of Section 3(b) hereof, from selling or Transferring any or all shares of Company Common Stock that constitute Owned Shares; and neither the Company nor any Stockholder shall have any liability, hereunder, under the Merger Agreement or otherwise, to Merger Sub or Parent if any such record or beneficial owner Transfers or sells any such shares of Company Common Stock at any time after such termination.

(d)           Waiver of Appraisal Rights.  Each Stockholder hereby waives, and agrees not to seek, assert or perfect any appraisal rights under Section 607.1301, et seq., of the FBCA in connection with the Merger as it relates to its Owned Shares.

Section 4.  Solicitation.  Each Stockholder shall, and shall use commercially reasonable efforts to cause each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder or any such representative) (each, a “Stockholder Representative”) of the Stockholder to, comply with the provisions of Section 7.03 of the Merger Agreement.  Notwithstanding anything in this Agreement to the contrary, (i) the provisions of this Agreement apply solely to the Stockholder when acting in his capacity as a stockholder of the Company and not when acting or purporting to act as an officer or director of the Company (it being understood that the Company has separate and independent obligations under Section 7.03 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict the Stockholder from exercising his fiduciary duties as a director or officer of the Company by voting or taking any other action whatsoever in his capacity as a director or officer of the Company; and (iii) no action taken by the Company in compliance with the terms of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that the Stockholder is in breach of his obligations hereunder notwithstanding the fact that the Stockholder provided advice or assistance to the Company in connection therewith.

Section 5.  Termination.  This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement, and (iii) upon written notice by such Stockholder to Parent from and after any amendment, waiver or modification to the terms of the Merger Agreement that changes the form of, or decreases the amount of, the Merger Consideration, or alters in any material respect the timing of payment of the Merger Consideration.

Section 6.  General Provisions.

(a)           Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)           Reliance.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance under this Agreement.

(c)           Further Assurances.  From time to time, at Parent’s reasonable request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(d)           Adjustments.  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Owned Shares or the like or any other action that would have the effect of changing the number of shares of Company Common Stock owned by the Stockholder or (ii) the Stockholder becomes the record or beneficial owner of any additional shares of Company Common Stock, then the terms of this Agreement will apply to all of the shares of Company Common Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or clause (ii).  The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Company Common Stock acquired by the Stockholder, if any, after the date hereof.

(e)           Disclosure.  The Stockholder hereby permits Parent and the Company to disclose, in all documents and schedules filed by Parent or the Company with the SEC, this Agreement and the information contained in this Agreement, to the extent this Agreement and such information are required by the rules and regulations of the SEC to be disclosed therein; provided, however, that such disclosure shall be subject to the prior review and comment by the Stockholder or, prior to the Effective Time, by the Company in accordance with Section 7.06 of the Merger Agreement.  Except as provided in this Agreement or in Section 7.06 of the Merger Agreement, the Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by this Agreement, the Merger Agreement or the Merger without the prior written consent of Parent.

(f)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and Parent in accordance with Section 10.02 of the Merger Agreement and to Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice.

(g)           Interpretation.  The Section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Notwithstanding anything to the contrary contained herein, the obligations of the Stockholders hereunder shall be several and not joint.

(h)           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(i)           Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(j)           Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(k)           Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(l)           Waiver of Jury Trial.  THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STOCKHOLDERS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(L).

(m)           Merger Agreement.   Each party acknowledges that the other parties have been induced to enter into this Agreement (and, in the case of Parent, the Merger Agreement) based on the terms and conditions of the Merger Agreement (and, in the case of Parent, this Agreement).

(n)           Assignment.  Except as otherwise provided herein, no rights or obligations under this Agreement may be assigned or delegated by operation of Law or otherwise.  Any purported assignment or delegation in violation of this Agreement is void.

(o)           Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal courts of New York County in the Borough of Manhattan in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder in the federal courts of New York County in the Borough of Manhattan.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law, with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 6(o).  The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of New York in the Borough of Manhattan for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Stockholders’ Agreement, all as of the date first written above.

NUCO2 INC.

By:	/s/ Michael E. DeDomenico
	Name:	Michael E. DeDomenico
	Title:	Chairman and Chief Executive Officer

NUCO2 INC. ACQUISITION CORP.

By:	/s/ Timothy J. Hart
	Name:	Timothy J. Hart
	Title:	V.P., Secretary and General Counsel

STOCKHOLDERS:

/s/ Michael E. DeDomenico

/s/ Robert L. Frome

/s/ Steven J. Landwehr

/s/ Daniel Raynor

/s/ J. Robert Vipond

/s/ Christopher White

/s/ Randy Gold

/s/ Eric Wechsler

/s/ Robert Galvin

/s/ Scott Wade

EXHIBIT A

IRREVOCABLE PROXY

By its execution hereof, and in order to secure its obligations under the Stockholders’ Agreement of even date herewith (the “Agreement”) among NuCO2 Acquisition Corp., a Delaware corporation, NuCO2 Inc., a Florida corporation (the “Company”), the stockholders of the Company listed on the signature pages thereto and the undersigned, the undersigned hereby revokes all previous proxies and appoints NuCO2 Acquisition Corp. and its duly appointed successors as proxy holder to attend and with the power to vote, at any duly called meeting of stockholders of the Company, or in any other circumstance upon which the vote or other approval of holders of Company Common Stock is sought, all of the undersigned’s Owned Shares, with the same effect as if the undersigned had personally attended the meeting or had personally voted the shares or had personally signed the written consent, in the manner provided in Section 3 of the Agreement.  The undersigned further appoints NuCO2 Acquisition Corp. and its duly appointed successors to act as the undersigned’s representative and attorney in fact with respect to directing, or causing, the vote of all of the Owned Shares:  (i) in favor of the Merger, the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof and (ii) against the adoption of any Acquisition Proposal.

The undersigned authorizes and directs the proxy holder to file this proxy appointment with the secretary of the Company and authorizes the proxy holder to substitute another person as proxy holder and to file the substitution instrument with the secretary of the Company. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

This proxy is coupled with an interest and irrevocable until the Effective Time, the termination of the Agreement or such other time as is provided in the Agreement.  This proxy terminates upon termination of the Agreement and is subject to the limitations set forth therein.

Dated:  January 29, 2008

STOCKHOLDERS:

/s/ Michael E. DeDomenico

/s/ Robert L. Frome

/s/ Steven J. Landwehr

/s/ Daniel Raynor

/s/ J. Robert Vipond

/s/ Christopher White

/s/ Randy Gold

/s/ Eric Wechsler

/s/ Robert Galvin

/s/ Scott Wade